Exhibit 4.1

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM.

NEXTEL COMMUNICATIONS, INC.

5.95% SENIOR SERIAL REDEEMABLE NOTES

SERIES A

CUSIP NO. 65332V BF 9

     No.                                                                                                                                                                             $

     NEXTEL COMMUNICATIONS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of                                         ($                   ) on March 15, 2014, and to pay interest thereon from March 19, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on September 15 and March 15 in each year, commencing September 15, 2004, at the rate of 5.95% per annum until the principal hereof is paid or made available for payment; provided that any principal and premium and any such installment of interest that is overdue shall bear interest at the rate of 5.95% per annum (to the extent that the payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as hereinafter defined) be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the September 1 or March 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined herein), notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     In the case of a default in payment of principal upon acceleration, redemption or repurchase, the overdue principal and any overdue premium shall bear interest at the rate of 5.95% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of 5.95% per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or duly provided for, and such shall be payable on demand.

     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth herein and in the Indenture, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

NEXTEL COMMUNICATIONS, INC.
[Seal]
By:

Gary D. Begeman
Vice President and Deputy General
Counsel

Attest:

Matthew C. Weed, Assistant Corporate Secretary

     Dated: March 19, 2004

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

BNY MIDWEST TRUST COMPANY, as Trustee

By:

Authorized Signatory

     Dated: March 19, 2004

     This Security is one of a duly authorized issue of securities of the Company, issued and to be issued in one or more series (the securities of all such series herein collectively referred to as the “Securities”) under an Indenture, dated July 31, 2003 (herein called the “Indenture”), between the Company and BNY Midwest Trust Company, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities are unsecured general obligations of the Company.

     The Securities of this series are subject to redemption upon not less than 10 days’ notice mailed by first class mail to each holder’s last address as it appears in the Security Register, at any time on or after March 15, 2009, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount) set forth below, plus an amount in cash equal to all accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning March 15 of each of the years set forth below

Year	Redemption Price
2009	102.975%
2010	101.488%
2011	101.744%
2012 and thereafter	100.000%

     Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     In addition to any redemption provided for in the immediately preceding paragraphs, in the event of a sale by the Company after the Closing Date and on or prior to March 15, 2007 of its Capital Stock, other than Redeemable Stock, the Company may, at its option, within 180 days of such sale, upon not less than 10 nor more than 60 days’ notice by mail, redeem up to 35% of the aggregate principal amount of the Securities of this series from the net proceeds of such sale (but only to the extent such proceeds consist of cash or readily marketable cash equivalents received in respect of the Company’s Capital Stock so sold, in each case net of all commissions, discounts, fees, expenses and taxes incurred in respect thereof) at a Redemption Price equal to 105.950% of the principal amount of the Securities of this series to be redeemed plus accrued and unpaid interest to the Redemption Date.

     The Securities of this series do not have the benefit of any sinking fund obligation.

     The Indenture provides that, subject to certain conditions, if a Change of Control occurs, the Company shall be required to make an Offer to Purchase for all of the Securities.

     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Security and (b) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

     The Indenture also contains provisions for the elimination of certain restrictive covenants from and after the time that both (a) this Security is first rated Investment Grade, and (b) no Default or Event of Default exists with respect to this Security.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. “Event of Default” means any one of the events specified at clauses (1) through (10) of Section 501 of the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee after having received the Required Consent (defined as follows). The Indenture also contains provisions permitting those Persons giving the Required Consent, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As used herein, “Required Consent” means, except as otherwise expressly provided in the Indenture with respect to matters requiring the consent of each holder of any series of the Securities affected thereby: (1) the consent of holders of not less than a majority in aggregate principal amount at Stated Maturity of this series of Securities for any action to (a) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon such Trustee, or (b) consent to or waive, on behalf of the holders of all the Securities of this series, any past default and its consequences; and (2) with respect to all other actions requiring the consent of holders of this series of the Securities, the consent of either (a) a majority in aggregate principal amount at Stated Maturity of this series of the Securities or (b) a majority in aggregate principal amount at Stated Maturity of (i) this series of the Securities, (ii) the September Notes, if the holders of the September Notes are being requested to consent to such action with respect to the terms of the September Notes or the September Indenture, (iii) the October Notes, if the holders of the October Notes are being requested to consent to such action with respect to the terms of the October Notes or the October Indenture, (iv) the February Notes, if the holders of the February Notes are being requested to consent to such action with respect to the terms of the February Notes or the February Indenture, (v) the November 1998 Notes, if the holders of the November 1998 Notes are being requested to consent to such action with respect to the terms of the November 1998 Notes or the November 1998 Indenture, (vi) the November 1999 Notes, if the holders of the November 1999 Notes are being requested to consent to such action with respect to the terms of the November 1999 Notes or the November 1999 Indenture, (vii) the January Notes, if the holders of the January Notes are being requested to consent to such action with respect to the terms of the January Notes or the January Indenture and (viii) any other issue or series of unsubordinated, unsecured notes issued by the Company (including any other series of the Securities), if such notes or the indenture pursuant to which such notes were issued both (A) require the consent of the holders of such notes to such action and (B) provide that the holders thereof will vote with the holders of that series of the Securities with respect to such action.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse for the payment of the principal of (and premium, if any) or interest, if any, on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any indenture supplemental thereto, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, or against any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, either at common law or in equity or by constitution or statute, being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.